UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

ATLANTIC ACQUISITION, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-211681	81-1736095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15321 NW 60th Ave 51 St. Suite 109, Miami Lakes, FL	33014
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  941-347-7380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Agreement

On February 13, 2017, a Share Exchange Agreement was executed between the corporation and Monster Inc. and Monster, LLC under which, after the effectiveness of a Post Effective Amendment and Reconfirmation vote, would see the corporation acquire 100% of the Monster Entities for 300,000,000 shares of common stock.  The agreement contains the customary representations and warranties.  Further details will be contained in the corporations Post Effective Amendment.

Item 9.01  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 14, 2018

ATLANTIC ACQUISITION, INC.

/s/ Robert Bubeck
Robert Bubeck, Secretary

EXHIBIT INDEX

No.	Exhibits

None.